Company: Advanced Technology Acquisition Corp.
Ido Bahbut
Chief Financial Officer
011-972-3-751-3707

FOR IMMEDIATE RELEASE

ADVANCED TECHNOLOGY TERMINATES LOI, WILL SEEK SHAREHOLDERS’ APPROVAL TO DISTRIBUTE AMOUNTS IN TRUST

RAMAT GAN, Israel – June 1, 2009– Advanced Technology Acquisition Corp. (the “Company”) (NYSE AMEX:AXC) today announced that it had terminated the letter of intent it had previously entered into with Bioness Inc. (“Bioness”).

Consequently, the Company will not hold a stockholder meeting for its proposed acquisition of Bioness. Instead, the Company will hold a stockholder’s meeting and take such action as necessary to approve the liquidation of its trust account.

If the plan of liquidation is approved, the Company anticipates distributing approximately $8.12 per share from its trust account. It expects to complete its liquidation process as soon as reasonably practicable after the meeting of its stockholders.

About Advanced Technology Acquisition Corp.
The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with a technology or technology-related business that has operations or facilities located in Israel, such as research and development, manufacturing or executive offices.

Safe Harbor Statement
This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website ( http://www.sec.gov ). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.
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